5504982v1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
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Current Report
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
April 20, 2016
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PETROQUEST ENERGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State of Incorporation)	72-1440714 (I.R.S. Employer Identification No.)
400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana (Address of principal executive offices)	70508 (Zip code)

Commission File Number: 001-32681
Registrant’s telephone number, including area code: (337) 232-7028
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Sale of East Hoss Assets

On April 20, 2016, PetroQuest Energy, L.L.C., a Louisiana limited liability company (“PQLLC”) and wholly owned subsidiary of PetroQuest Energy, Inc. (the "Company"), entered into and consummated the transactions contemplated by the Purchase and Sale Agreement by and between PQLLC, as seller, and GR Woodford Properties, LLC, a Delaware limited liability company (“GRWP”), as buyer (the “East Hoss Sale Agreement”).

Pursuant to the East Hoss Sale Agreement, PQLLC sold the majority of its remaining Woodford Shale oil and gas assets in the East Hoss field for gross proceeds of approximately $18 million, subject to customary post-closing purchase price adjustments (the “Transaction”), effective April 1, 2016.

PQLLC and GRWP have made customary representations, warranties and covenants in the East Hoss Sale Agreement.

Item 7.01 Regulation FD Disclosure.

On April 21, 2016, the Company issued a press release announcing the Transaction. The press release is filed as Exhibit 99.1 to this Form 8-K, and is incorporated into this Item 7.01 by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release dated April 21, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 21, 2016
PETROQUEST ENERGY, INC.

/s/ J. Bond Clement
J. Bond Clement
Executive Vice President,
Chief Financial Officer and Treasurer